Exhibit 99.1

KULR Technology Group Announces Issuance of U.S. Patent for Compressible Thermal Interface Material

Issuance of United States Patent Number 10734302 Further Bolsters Intellectual Patent Portfolio

San Diego, CA (August 05, 2020) – KULR Technology Group, Inc. (OTCQB: KULR), (the “Company” or “KULR”), announced today that the United States Patent and Trademark Office has awarded it a patent on its Fiber Thermal Interface (FTI) – a highly flexible and compressible high performance thermally conductive carbon fiber material developed for a variety of different applications, including the space, automotive and electronics industries, as well as for industrial applications.

The Company’s FTI technology is a carbon fiber solution that is part of KULR’s space-proven thermal architecture, offering superior thermal conductivity, ultra-lightweight and flexible mechanical properties designed for space exploration and applications where efficient cooling and size and weight restrictions are paramount. Variations of KULR’s FTI technology have been used by NASA on multiple missions including the recent Mars Perseverance Rover mission launched on July 30th. More recently, Silicon Valley based EV manufacturer, Drako Motors, announced it will utilize KULR’s proprietary FTI as part of the thermal management system in the Drako GTE, a quad motor 1,200 horsepower, 206 mph luxury electric supercar.

“This patent issuance continues to advance our research and development of products helping battery packs run more efficiently,” said Dr. Timothy Knowles, co-founder and Chief Technology Officer of KULR. “We are very pleased with the development of our growing patent portfolio. This new issuance expands the breadth and depth of our cost-effective cooling solutions.”

In a detailed analyst report by Litchfield Hills Research last month, which report should be read in its entirety, the firm estimated that KULR’s technologies has an addressable market of $8 billion. The analyst further expounds: “KULR’s high performance thermal interface materials can be used to accelerate 5G communications development due to its material’s core properties: high thermal conductivity, light weight, and low contact pressure. 5G is one of the biggest opportunities going forward for transportation technology.”

The patent, issued as #10734302, was awarded on August 4th, 2020.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Keith Pinder

Landon Capital

Main: (404) 995-6671

kpinder@landoncapital.net

Media Contact:
Derek Newton
Head, Media Relations
Main: (786) 499-8998
derek.newton@kulrtechnology.com